UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 21, 2010, Leucadia National Corporation (“Leucadia”) and certain of its subsidiaries (collectively, the “Leucadia Parties”) entered into a Shareholder Support and Voting Agreement by and among General Motors Holding LLC and Goalie Texas Holdco Inc. (collectively, the “Goalie Parties”), a copy of the form of which is attached hereto as Exhibit 1 (the “Shareholder Support Agreement”).  The Shareholder Support Agreement provides that the Leucadia Parties will vote all Common Stock beneficially owned by the Leucadia Parties in favor of the proposed merger of Goalie Texas Holdco Inc., a wholly owned subsidiary of General Motors Holding LLC, with and into AmeriCredit Corp. (the “Merger”) on the terms set forth in the Agreement and Plan of Merger among General Motors Holding LLC, Goalie Texas Holdco Inc. and AmeriCredit Corp., (the “Merger Agreement”).  Pursuant to the Merger, shareholders of AmeriCredit Corp. will receive $24.50 per share for each share of outstanding Common Stock of AmeriCredit Corp.  A copy of the Merger Agreement is expected to be filed as an exhibit to a Form 8-K to be filed by AmeriCredit Corp.

The Shareholder Support Agreement also provides that the Leucadia Parties will not sell or otherwise dispose of their Common Stock during the term of the Shareholder Support Agreement.  The Shareholder Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the written agreement of the Leucadia Parties and the Goalie Parties.  The terms of the Shareholder Support Agreement are incorporated herein by reference and the foregoing description is qualified in its entirety thereby.

As disclosed by AmeriCredit, consummation of the Merger is subject to certain conditions, including AmeriCredit Corp. shareholder approval, and is expected to close by the end of the fourth quarter of 2010.  If consummated, Leucadia will receive aggregate consideration of $830,560,780 for its 33,900,440 shares of AmeriCredit Corp. common stock.  Leucadia accounts for its investment in AmeriCredit Corp. at fair value, with any unrealized gains or losses recognized in the consolidated statement of operations.  As of June 30, 2010, the Company had recorded a cumulative net unrealized gain on its investment in AmeriCredit Corp. of $191,800,000; if consummated the transaction will result in the recognition of an additional gain of $212,900,000.

Item 9.01.                      Financial Statements and Exhibits

(c)           Exhibits

10.1           Form of Shareholder Support and Voting Agreement dated as of July 21, 2010 among General Motors Holdings LLC, Goalie Texas Holdco Inc., Leucadia National Corporation, Phlcorp, Inc., Baldwin Enterprises, Inc., BEI Arch Holdings, LLC and BEI-Longhorn, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010
LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Item 9.01.                      Financial Statements and Exhibits

(c)           Exhibits

10.1           Form of Shareholder Support and Voting Agreement dated as of July 21, 2010 among General Motors Holdings LLC, Goalie Texas Holdco Inc., Leucadia National Corporation, Phlcorp, Inc., Baldwin Enterprises, Inc., BEI Arch Holdings, LLC and BEI-Longhorn, LLC.